Exhibit 99.1

Ventas Reports 2016 Third Quarter Results

  Strong Earnings, Balance Sheet and Liquidity
  Enhanced Portfolio Through $1.5 Billion Life Science and Innovation Real Estate Acquisition Leased by Leading Universities, Academic Medical Centers and Research Institutions
  Commitment to Grow High-Quality Hospital Business
  Updated and Improved 2016 Guidance

CHICAGO--(BUSINESS WIRE)--October 28, 2016--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today announced strong earnings for the third quarter ended September 30, 2016, driven by the Company’s high-quality healthcare and senior living properties and accretive investments:

  Income from continuing operations per diluted common share for the third quarter 2016 grew 223 percent to $0.42 compared to the same period in 2015. The increase from the third quarter 2015 is principally due to accretive investments, improved property performance, and lower transaction costs.
  Normalized Funds From Operations (“FFO”) for the third quarter 2016 grew 5 percent to $1.03 per diluted common share on a comparable basis (“Comparable”), which adjusts all prior periods for the effects of the successful spin off (the “Spin-Off”) of Care Capital Properties, Inc. (“CCP”) (NYSE: CCP) completed in August 2015.
  Reported FFO per diluted common share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT FFO”), for the third quarter 2016 grew 28 percent to $1.00 compared to the same period in 2015.

Strong Quarter Demonstrates the Ventas Advantage

“We are delighted to report strong financial performance in the third quarter, delivered by our excellent people, platforms and properties,” said Chairman and Chief Executive Officer Debra A. Cafaro. “With superior earnings growth, outstanding liquidity, financial strength, terrific capital markets execution and disciplined capital allocation, the Ventas team continues to deliver on our promise of producing reliable growth and income from a high-quality diversified portfolio. The completion of our acquisition of life science and innovation centers leased by leading universities and our commitment to finance Ardent’s expansion and build an excellent hospital business further solidify our position as the premier provider of capital at the intersection of health care and real estate. We remain confident in our ability to continue to drive shareholder value.”

Third Quarter Portfolio Performance

Constant currency cash net operating income (“NOI”) growth for the Company’s quarterly same-store total portfolio (1,184 assets) was 2.4 percent on a reported basis for the third quarter 2016. Reported quarterly same-store results by segment follow:

  The seniors housing operating portfolio (“SHOP”) same-store cash NOI grew 2.0 percent, fueled by growth in key markets.
  The triple net leased portfolio same-store cash NOI grew 4.2 percent, benefiting from lease escalations.
  Medical office building (“MOB”) portfolio same-store cash NOI grew 0.2 percent, in line with expectations.

Third Quarter & Other Highlights

  In October 2016, the Company announced that it issued a commitment to provide secured debt financing in the amount of $700 million to a subsidiary of Ardent Health Services (“Ardent”) in connection with Ardent’s agreement to acquire LHP Hospital Group. The transaction is expected to be accretive and close in the first quarter of 2017, pending customary regulatory reviews and approvals.
  In September 2016, the Company completed its accretive acquisition of institutional-quality life science and innovation centers managed by Wexford Science & Technology, LLC (“Wexford”) for total consideration of $1.5 billion. The acquisition marks Ventas’s entry into the attractive life science sector with high-quality real estate leased by top universities, academic medical centers and research companies and includes a pipeline of attractive near-term development opportunities.
  During and immediately following the quarter, to fund the Wexford acquisition, Ventas raised over $900 million in aggregate gross proceeds from the sale of common stock at an average gross price exceeding $73 per share through a block equity offering and “at the market” equity issuances. Year-to-date, total equity issuances have totaled 18.9 million shares and $1.3 billion in aggregate gross proceeds.
  The Company issued $450 million of 3.25 percent 10-year senior notes in September, which represented the most attractive 10-year bond issuance in the Company’s history.
  During and immediately following the quarter, the Company sold real estate assets and received final repayment on loans receivable for aggregate proceeds of $197 million. Year-to-date, the Company has sold 14 properties and received final repayment on loans receivable for aggregate proceeds of $272 million.
  The Company’s credit profile was excellent at quarter-end, including:
    5.8x net debt to adjusted EBITDA ratio, consistent with the prior quarter and a 0.3x improvement year-over-year;
    39 percent total indebtedness to gross asset value, an improvement of one percentage point from the prior quarter and three percentage points year-over-year; and
    4.7x fixed charge coverage, an improvement of 0.1x from the prior quarter and 0.3x year-over-year.
  The Company currently has an outstanding liquidity position, with $1.8 billion available under its revolving credit facility and $134 million of cash or cash equivalents.

Collaborative Agreements with Sunrise

  In September 2016, Ventas and Sunrise Senior Living (“Sunrise”) reached mutually beneficial agreements that strengthen the decade-long relationship of the companies. These new arrangements provide Sunrise and its onsite employees with long-term stability, reinforcing their focus on caring for seniors, and align the companies behind profitable growth. The agreements reduce management fees paid by Ventas to Sunrise under existing management contracts, maintain the existing term of the contracts and provide Sunrise with incentives for future outperformance. Ventas and Sunrise have also entered into a new multi-year development pipeline agreement that gives Ventas the option to fund certain future Sunrise developments.

Continued Leadership Excellence

  Ventas Chairman and Chief Executive Officer Debra A. Cafaro was recognized by the Harvard Business Review as one of “The Best-Performing CEOs in the World.” She is one of 30 CEOs named to the Harvard Business Review list for three consecutive years and one of only two women on this year’s list. Ventas’s financial performance ranked in the top 30 of 886 companies globally for Ms. Cafaro’s tenure, which exceeds 17 years.
  Ventas Chairman and Chief Executive Officer Debra A. Cafaro was recognized by Modern Healthcare as one of the “100 Most Influential People in Healthcare” for 2016. This is the third time Ms. Cafaro has received this recognition, demonstrating her commitment to and stature in the healthcare industry.

Updated 2016 Guidance

The Company updated and improved its expectations for full year 2016 constant currency cash NOI growth for the 1,044 assets in the full year same-store pool to now range from 2.5 to 3 percent in 2016, compared to its previously disclosed guidance of 2 to 3 percent.

Ventas also increased its outlook for 2016 income from continuing operations per diluted share to now range between $1.51 and $1.63. The Company expects reported normalized FFO per diluted share to now range between $4.10 and $4.13, an increase of nearly 3 cents at the midpoint and now representing 4 to 5 percent per share growth over 2015 on a Comparable basis. The Company also increased its NAREIT FFO per diluted share expectations to range between $4.09 and $4.13.

The Company continues to expect to complete approximately $500 million in total 2016 dispositions; it has already closed $272 million year-to-date. Consistent with its practice, the Company’s guidance does not include any further material investments, dispositions or capital activity. A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is included in this press release.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Third Quarter Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or (661) 378-9542 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (855) 859-2056 (or (404) 537-3406 for international callers), passcode 96801614, beginning at approximately 2:00 p.m. Eastern Time and will remain for 36 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,300 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, life science and innovation centers, skilled nursing facilities, specialty hospitals and general acute care hospitals. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ending December 31, 2016; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (v) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) consolidation activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (z) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015

Assets
Real estate investments:
Land and improvements	$2,089,329	$2,041,880	$2,060,247	$2,056,428	$2,068,467
Buildings and improvements	21,551,049	20,272,554	20,395,386	20,309,599	20,220,624
Construction in progress	192,848	127,647	119,215	92,005	124,381
Acquired lease intangibles	1,522,708	1,332,173	1,343,187	1,344,422	1,347,493
	25,355,934	23,774,254	23,918,035	23,802,454	23,760,965
Accumulated depreciation and amortization	(4,754,532)	(4,560,504)	(4,409,554)	(4,177,234)	(3,972,544)
Net real estate property	20,601,402	19,213,750	19,508,481	19,625,220	19,788,421
Secured loans receivable and investments, net	821,663	1,003,561	1,002,598	857,112	766,707
Investments in unconsolidated real estate entities	97,814	96,952	98,120	95,707	96,208
Net real estate investments	21,520,879	20,314,263	20,609,199	20,578,039	20,651,336
Cash and cash equivalents	89,279	57,322	51,701	53,023	65,231
Escrow deposits and restricted cash	89,521	65,626	76,710	77,896	74,491
Goodwill	1,043,075	1,043,479	1,044,983	1,047,497	1,052,321
Assets held for sale	195,252	195,271	54,263	93,060	152,014
Other assets	488,258	417,511	424,436	412,403	418,584
Total assets	$23,426,264	$22,093,472	$22,261,292	$22,261,918	$22,413,977

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$11,252,327	$10,901,131	$11,247,730	$11,206,996	$11,284,957
Accrued interest	70,790	80,157	66,988	80,864	67,440
Accounts payable and other liabilities	930,103	735,287	738,327	779,380	791,556
Liabilities related to assets held for sale	77,608	88,967	12,625	34,340	48,860
Deferred income taxes	315,713	320,468	333,354	338,382	352,658
Total liabilities	12,646,541	12,126,010	12,399,024	12,439,962	12,545,471

Redeemable OP unitholder and noncontrolling interests	209,278	217,686	191,739	196,529	198,832

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 353,793; 341,055; 337,486; 334,386 and 333,027 shares issued at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, respectively	88,431	85,246	84,354	83,579	83,238
Capital in excess of par value	12,870,566	11,961,951	11,758,306	11,602,838	11,523,312
Accumulated other comprehensive loss	(49,614)	(44,195)	(19,932)	(7,565)	(592)
Retained earnings (deficit)	(2,420,766)	(2,313,287)	(2,208,474)	(2,111,958)	(1,992,848)
Treasury stock, 1; 0; 1; 44 and 61 shares at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, respectively	(78)	—	(59)	(2,567)	(3,675)
Total Ventas stockholders' equity	10,488,539	9,689,715	9,614,195	9,564,327	9,609,435
Noncontrolling interest	81,906	60,061	56,334	61,100	60,239
Total equity	10,570,445	9,749,776	9,670,529	9,625,427	9,669,674
Total liabilities and equity	$23,426,264	$22,093,472	$22,261,292	$22,261,918	$22,413,977

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Rental income:
Triple-net leased	$210,424	$201,028	$635,030	$571,591
Office	158,273	142,755	446,496	420,287
	368,697	343,783	1,081,526	991,878
Resident fees and services	461,974	454,825	1,390,387	1,356,384
Office building and other services revenue	4,317	10,000	17,006	29,951
Income from loans and investments	31,566	18,924	78,098	66,192
Interest and other income	562	74	792	719
Total revenues	867,116	827,606	2,567,809	2,445,124
Expenses:
Interest	105,063	97,135	312,001	263,422
Depreciation and amortization	208,387	226,332	666,735	657,262
Property-level operating expenses:
Senior living	312,145	304,540	932,675	902,154
Office	48,972	43,305	136,619	129,152
	361,117	347,845	1,069,294	1,031,306
Office building services costs	974	6,416	6,277	19,098
General, administrative and professional fees	31,567	32,114	95,387	100,399
Loss on extinguishment of debt, net	383	15,331	3,165	14,897
Merger-related expenses and deal costs	16,217	62,145	25,073	105,023
Other	2,430	4,795	8,901	13,948
Total expenses	726,138	792,113	2,186,833	2,205,355
Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	140,978	35,493	380,976	239,769
Income (loss) from unconsolidated entities	931	(955)	2,151	(1,197)
Income tax benefit	8,537	10,697	28,507	27,736
Income from continuing operations	150,446	45,235	411,634	266,308
Discontinued operations	(118)	(22,383)	(755)	13,434
(Loss) gain on real estate dispositions	(144)	265	31,779	14,420
Net income	150,184	23,117	442,658	294,162
Net income attributable to noncontrolling interest	732	265	1,064	1,047
Net income attributable to common stockholders	$149,452	$22,852	$441,594	$293,115
Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.43	$0.14	$1.29	$0.85
Discontinued operations	(0.00)	(0.07)	(0.00)	0.04
Net income attributable to common stockholders	$0.43	$0.07	$1.29	$0.89
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.42	$0.14	$1.28	$0.84
Discontinued operations	(0.00)	(0.07)	(0.00)	0.04
Net income attributable to common stockholders	$0.42	$0.07	$1.28	$0.88

Weighted average shares used in computing earnings per common share:
Basic	350,274	332,491	341,610	329,440
Diluted	354,186	336,338	345,352	333,210

Dividends declared per common share	$0.73	$0.73	$2.19	$2.31

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2016 Quarters			2015 Quarters
	Third	Second	First	Fourth	Third

Revenues:
Rental income:
Triple-net leased	$210,424	$210,119	$214,487	$208,210	$201,028
Office	158,273	144,087	144,136	145,958	142,755
	368,697	354,206	358,623	354,168	343,783
Resident fees and services	461,974	464,437	463,976	454,871	454,825
Office building and other services revenue	4,317	5,504	7,185	11,541	10,000
Income from loans and investments	31,566	24,146	22,386	20,361	18,924
Interest and other income	562	111	119	333	74
Total revenues	867,116	848,404	852,289	841,274	827,606

Expenses:
Interest	105,063	103,665	103,273	103,692	97,135
Depreciation and amortization	208,387	221,961	236,387	236,795	226,332
Property-level operating expenses:
Senior living	312,145	307,989	312,541	307,261	304,540
Office	48,972	43,966	43,681	45,073	43,305
	361,117	351,955	356,222	352,334	347,845
Office building services costs	974	1,852	3,451	7,467	6,416
General, administrative and professional fees	31,567	32,094	31,726	27,636	32,114
Loss (gain) on extinguishment of debt, net	383	2,468	314	(486)	15,331
Merger-related expenses and deal costs	16,217	7,224	1,632	(2,079)	62,145
Other	2,430	2,303	4,168	4,009	4,795
Total expenses	726,138	723,522	737,173	729,368	792,113

Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	140,978	124,882	115,116	111,906	35,493
Income (loss) from unconsolidated entities	931	1,418	(198)	(223)	(955)
Income tax benefit	8,537	11,549	8,421	11,548	10,697
Income from continuing operations	150,446	137,849	123,339	123,231	45,235
Discontinued operations	(118)	(148)	(489)	(2,331)	(22,383)
(Loss) gain on real estate dispositions	(144)	5,739	26,184	4,160	265
Net income	150,184	143,440	149,034	125,060	23,117
Net income attributable to noncontrolling interest	732	278	54	332	265
Net income attributable to common stockholders	$149,452	$143,162	$148,980	$124,728	$22,852

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.43	$0.42	$0.44	$0.38	$0.14
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.01)	(0.07)
Net income attributable to common stockholders	$0.43	$0.42	$0.44	$0.37	$0.07
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.42	$0.42	$0.44	$0.38	$0.14
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.01)	(0.07)
Net income attributable to common stockholders	$0.42	$0.42	$0.44	$0.37	$0.07

Weighted average shares used in computing earnings per common share:
Basic	350,274	338,901	335,559	332,914	332,491
Diluted	354,186	342,571	339,202	336,406	336,338

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$442,658	$294,162
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	666,735	736,870
Amortization of deferred revenue and lease intangibles, net	(15,307)	(19,312)
Other non-cash amortization	7,174	3,051
Stock-based compensation	15,885	16,061
Straight-lining of rental income, net	(21,386)	(25,118)
Loss on extinguishment of debt, net	3,165	14,897
Gain on real estate dispositions (including amounts in discontinued operations)	(31,779)	(14,649)
Gain on real estate loan investments	(2,271)	—
Gain on sale of marketable debt securities	—	(5,800)
Income tax benefit	(30,832)	(30,717)
(Income) loss from unconsolidated entities	(2,151)	1,197
Distributions from unconsolidated entities	5,574	20,550
Other	(1,075)	3,276
Changes in operating assets and liabilities:
Decrease in other assets	1,753	11,164
(Decrease) increase in accrued interest	(10,053)	6,338
(Decrease) increase in accounts payable and other liabilities	(26,820)	10,075
Net cash provided by operating activities	1,001,270	1,022,045
Cash flows from investing activities:
Net investment in real estate property	(1,421,592)	(2,556,988)
Investment in loans receivable and other	(154,949)	(74,386)
Proceeds from real estate disposals	63,561	409,633
Proceeds from loans receivable	194,063	106,909
Proceeds from sale or maturity of marketable securities	—	76,800
Funds held in escrow for future development expenditures	—	4,003
Development project expenditures	(94,398)	(90,458)
Capital expenditures	(75,296)	(75,812)
Investment in unconsolidated operating entity	—	(26,282)
Other	(6,175)	(27,984)
Net cash used in investing activities	(1,494,786)	(2,254,565)
Cash flows from financing activities:
Net change in borrowings under credit facility	46,728	(790,406)
Net cash impact of CCP Spin-Off	—	(128,749)
Proceeds from debt	876,617	2,511,061
Proceeds from debt related to CCP Spin-Off	—	1,400,000
Repayment of debt	(916,505)	(1,329,070)
Purchase of noncontrolling interest	(1,604)	(3,819)
Payment of deferred financing costs	(6,147)	(23,893)
Issuance of common stock, net	1,265,702	417,818
Cash distribution to common stockholders	(750,402)	(759,575)
Cash distribution to redeemable OP unitholders	(6,486)	(12,776)
Purchases of redeemable OP units	—	(33,188)
Contributions from noncontrolling interest	5,926	—
Distributions to noncontrolling interest	(5,121)	(11,250)
Other	21,507	6,489
Net cash provided by financing activities	530,215	1,242,642
Net increase in cash and cash equivalents	36,699	10,122
Effect of foreign currency translation on cash and cash equivalents	(443)	(239)
Cash and cash equivalents at beginning of period	53,023	55,348
Cash and cash equivalents at end of period	$89,279	$65,231

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$59,666	$2,567,150
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	(6,954)	(8,911)
Other assets acquired	79,879	20,221
Debt assumed	47,641	177,857
Other liabilities	60,446	57,937
Deferred income tax liability	2,279	50,836
Redeemable OP unitholder interests assumed	—	87,245
Noncontrolling interest	22,225	—
Equity issued	—	2,204,585
Non-cash impact of CCP Spin-Off	—	1,256,404
Equity issued for purchase of OP and Class C units	22,970	—

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2016 Quarters			2015 Quarters
	Third	Second	First	Fourth	Third
Cash flows from operating activities:
Net income	$150,184	$143,440	$149,034	$125,060	$23,117
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	208,387	221,961	236,387	236,793	240,210
Amortization of deferred revenue and lease intangibles, net	(5,217)	(5,053)	(5,037)	(4,817)	(5,682)
Other non-cash amortization	2,487	2,241	2,446	2,397	2,142
Stock-based compensation	5,848	5,008	5,029	3,476	4,869
Straight-lining of rental income, net	(5,960)	(5,581)	(9,845)	(8,674)	(8,357)
Loss (gain) on extinguishment of debt, net	383	2,468	314	(486)	15,331
Loss (gain) on real estate dispositions (including amounts in discontinued operations)	144	(5,739)	(26,184)	(4,162)	(217)
Gain on real estate loan investments	(2,238)	(33)	—	—	—
Income tax benefit	(9,389)	(12,287)	(9,156)	(11,667)	(12,477)
(Income) loss from unconsolidated entities	(931)	(1,418)	198	47	955
Loss on re-measurement of equity interest upon acquisition, net	—	—	—	176	—
Distributions from unconsolidated entities	1,701	1,884	1,989	2,912	5,577
Other	(1,799)	(375)	1,099	3,241	170
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(8,856)	15,444	(4,835)	31,152	20,875
(Decrease) increase in accrued interest	(9,284)	13,542	(14,311)	13,657	(9,770)
Increase (decrease) in accounts payable and other liabilities	19,335	8,082	(54,237)	(19,383)	27,578
Net cash provided by operating activities	344,795	383,584	272,891	369,722	304,321
Cash flows from investing activities:
Net investment in real estate property	(1,387,139)	(20,833)	(13,620)	(93,800)	(1,303,078)
Investment in loans receivable and other	(2,499)	(6,236)	(146,214)	(96,758)	(18,727)
Proceeds from real estate disposals	—	9,350	54,211	82,775	136,442
Proceeds from loans receivable	186,419	6,019	1,625	2,267	13,634
Proceeds from sale or maturity of marketable securities	—	—	—	—	19,575
Development project expenditures	(24,719)	(34,912)	(34,767)	(29,216)	(27,828)
Capital expenditures	(28,371)	(23,204)	(23,721)	(31,675)	(32,383)
Investment in unconsolidated operating entity	—	—	—	—	(26,282)
Other	(1,910)	—	(4,265)	(2,720)	(19,171)
Net cash used in investing activities	(1,258,219)	(69,816)	(166,751)	(169,127)	(1,257,818)
Cash flows from financing activities:
Net change in borrowings under credit facility	22,424	(113,136)	137,440	66,949	(469,072)
Net cash impact of CCP Spin-Off	—	—	—	—	(128,749)
Proceeds from debt	460,400	416,072	145	1,686	1,403,090
Proceeds from debt related to CCP Spin-Off	—	—	—	—	1,400,000
Repayment of debt	(176,168)	(589,028)	(151,309)	(106,526)	(1,050,628)
Purchase of noncontrolling interest	—	(1,604)	—	—	(3)
Payment of deferred financing costs	(2,303)	(3,768)	(76)	(772)	(9,285)
Issuance of common stock, net	887,963	228,108	149,631	73,205	65,651
Cash distribution to common stockholders	(256,931)	(247,975)	(245,496)	(243,838)	(243,171)
Cash distribution to redeemable OP unitholders	(2,049)	(2,114)	(2,323)	(2,319)	(8,079)
Contributions from noncontrolling interest	246	5,680	—	—	—
Distributions to noncontrolling interest	(1,539)	(1,839)	(1,743)	(1,399)	(1,783)
Other	13,624	1,732	6,151	494	561
Net cash provided by (used in) financing activities	945,667	(307,872)	(107,580)	(212,520)	958,532
Net increase (decrease) in cash and cash equivalents	32,243	5,896	(1,440)	(11,925)	5,035
Effect of foreign currency translation on cash and cash equivalents	(286)	(275)	118	(283)	(336)
Cash and cash equivalents at beginning of period	57,322	51,701	53,023	65,231	60,532
Cash and cash equivalents at end of period	$89,279	$57,322	$51,701	$53,023	$65,231

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)

	2016 Quarters			2015 Quarters
	Third	Second	First	Fourth	Third
Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$51,001	$6,107	$2,558	$(1,190)	$3,649
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	(6,954)	—	—	—
Other assets acquired	79,018	927	(66)	(131)	3,716
Debt assumed	47,641	—	—	—	—
Other liabilities	57,808	80	2,558	(3,478)	8,149
Deferred income tax liability	2,345	—	(66)	1,317	(784)
Noncontrolling interest	22,225	—	—	840	—
Non-cash impact of CCP Spin-Off	—	—	—	—	1,256,404
Equity issued for purchase of OP and Class C units	2,200	1,422	19,348	—	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION Funds From Operations (FFO) and Funds Available for Distribution (FAD) Including Comparable Earnings[1] (Dollars in thousands, except per share amounts)

								Q3 YOY
	2015			2016				Growth
	Q3	Q4	YTD	Q1	Q2	Q3	YTD	'15-'16
Income from continuing operations	$45,235	$123,231	$389,539	$123,339	$137,849	$150,446	$411,634	233%
Income from continuing operations per share	$0.13	$0.37	$1.17	$0.36	$0.40	$0.42	$1.19	223%
Discontinued operations	(22,383)	(2,331)	11,103	(489)	(148)	(118)	(755)
Gain (loss) on real estate dispositions	265	4,160	18,580	26,184	5,739	(144)	31,779
Net income	23,117	125,060	419,222	149,034	143,440	150,184	442,658
Net income attributable to noncontrolling interest	265	332	1,379	54	278	732	1,064
Net income attributable to common stockholders [2]	$22,852	$124,728	$417,843	$148,980	$143,162	$149,452	$441,594	554%
Net income attributable to common stockholders per share [2]	$0.07	$0.37	$1.25	$0.44	$0.42	$0.42	$1.28	500%

Adjustments:
Depreciation and amortization on real estate assets	224,688	235,101	887,126	234,726	220,346	206,560	661,632
Depreciation on real estate assets related to noncontrolling interest	(1,964)	(1,926)	(7,906)	(2,075)	(1,814)	(1,865)	(5,754)
Depreciation on real estate assets related to unconsolidated entities	1,445	2,982	7,353	1,989	1,220	1,113	4,322
Loss on re-measurement of equity interest upon acquisition, net	—	176	176	—	—	—	—
(Gain) loss on real estate dispositions	(265)	(4,160)	(18,580)	(26,184)	(5,739)	144	(31,779)
Loss (gain) on real estate dispositions related to unconsolidated entities	—	19	19	(536)	41	—	(495)
Discontinued operations:
Loss (gain) on real estate dispositions	48	(2)	(231)	—	1	—	1
Depreciation and amortization on real estate assets	13,878	—	79,608	—	—	—	—
Subtotal: FFO add-backs	237,830	232,190	947,565	207,920	214,055	205,952	627,927
Subtotal: FFO add-backs per share	$0.71	$0.69	$2.84	$0.61	$0.62	$0.58	$1.82
FFO (NAREIT) attributable to common stockholders	$260,682	$356,918	$1,365,408	$356,900	$357,217	$355,404	$1,069,521	36%
FFO (NAREIT) attributable to common stockholders per share	$0.78	$1.06	$4.09	$1.05	$1.04	$1.00	$3.10	28%

Adjustments:
Change in fair value of financial instruments	(18)	454	460	(79)	(7)	14	(72)
Non-cash income tax benefit	(12,477)	(11,668)	(42,384)	(9,157)	(12,286)	(9,389)	(30,832)
Loss (gain) on extinguishment of debt, net	16,301	(486)	15,797	314	2,468	383	3,165
(Gain) loss on non-real estate dispositions related to unconsolidated entities	—	—	—	—	(585)	28	(557)
Merger-related expenses, deal costs and re-audit costs	100,548	659	152,344	3,254	8,550	16,965	28,769
Amortization of other intangibles	438	438	2,058	438	438	438	1,314
Subtotal: normalized FFO add-backs	104,792	(10,603)	128,275	(5,230)	(1,422)	8,439	1,787
Subtotal: normalized FFO add-backs per share	$0.31	$(0.03)	$0.38	$(0.02)	$(0.00)	$0.02	$0.01
Normalized FFO attributable to common stockholders	$365,474	$346,315	$1,493,683	$351,670	$355,795	$363,843	$1,071,308	(0%)
Normalized FFO attributable to common stockholders per share	$1.09	$1.03	$4.47	$1.04	$1.04	$1.03	$3.10	(6%)
Adjusted: Normalized FFO from CCP Spin-Off	$(35,393)	$—	$(173,400)	—	—	$—	$—
Adjusted Normalized FFO per share from CCP Spin-Off	$(0.11)	$—	$(0.52)	$—	$—	$—	$—
Comparable Normalized FFO attributable to common stockholders	$330,081	$346,315	$1,320,283	$351,670	$355,795	$363,843	$1,071,308	10%
Comparable Normalized FFO attributable to common stockholders per share	$0.98	$1.03	$3.95	$1.04	$1.04	$1.03	$3.10	5%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(5,682)	(4,817)	(24,129)	(5,037)	(5,053)	(5,217)	(15,307)
Other non-cash amortization, including fair market value of debt	2,142	2,397	5,448	2,446	2,241	2,487	7,174
Stock-based compensation	4,869	3,476	19,537	5,029	5,008	5,848	15,885
Straight-lining of rental income, net	(8,357)	(8,674)	(33,792)	(9,845)	(5,581)	(5,960)	(21,386)
Subtotal: non-cash items included in normalized FFO	(7,028)	(7,618)	(32,936)	(7,407)	(3,385)	(2,842)	(13,634)
Capital expenditures	(33,536)	(33,496)	(112,700)	(24,987)	(25,103)	(29,991)	(80,081)
Normalized FAD attributable to common stockholders	$324,910	$305,201	$1,348,047	$319,276	$327,307	$331,010	$977,593	2%
Adjusted: Normalized FAD from CCP Spin-Off	$(29,987)	$—	$(155,081)	$—	—	$—	$—
Comparable Normalized FAD attributable to common stockholders	$294,923	$305,201	$1,192,966	$319,276	$327,307	$331,010	$977,593	12%
Merger-related expenses, deal costs and re-audit costs	(100,548)	(659)	(152,344)	(3,254)	(8,550)	(16,965)	(28,769)
FAD attributable to common stockholders	$224,362	$304,542	$1,195,703	$316,022	$318,757	$314,045	$948,824	40%
Adjusted: FAD from CCP Spin-Off	$7,204	$2,333	$(108,677)	$489	$148	$118	$755
Comparable FAD attributable to common stockholders	$231,566	$306,875	$1,087,026	$316,511	$318,905	$314,163	$949,579	36%
Weighted average diluted shares	336,338	336,406	334,007	339,202	342,571	354,186	345,352

[1] Per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.
2 CCP impacts calculated based on net income related to discontinued operations, less the de minimis share of discontinued operations net income not related to CCP assets, assuming (a) G&A of $2.5 million in Q1’15 and Q2’15 ($0.01 per share per quarter) and $1.3 million in Q3’15 ($0.00 per share) and (b) interest expense of $6.9 million in Q1’15 and Q2’15 ($0.02 per share per quarter) and $4.3 million in Q3’15 ($0.01 per share); these adjustments differ from the respective amounts found in discontinued operations.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions related to unconsolidated entities; and (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters. Normalized FAD represents normalized FFO excluding non-cash components, straight-line rental adjustments and deducting capital expenditures, including tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income or income from continuing operations (both determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that income from continuing operations is the most comparable GAAP measure because it provides insight into the Company’s continuing operations. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income and income from continuing operations as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION EPS, FFO and FAD Guidance Attributable to Common Stockholders [1,2] (Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2016 - Guidance		2016 - Per Share
	Low	High	Low	High

Income from Continuing Operations	$525	$568	$1.51	$1.63

Adjustments [3]	98	88	0.28	0.25

Net Income Attributable to Common Stockholders	$623	$656	$1.79	$1.89

Depreciation and Amortization Adjustments	901	870	2.59	2.50
Other Adjustments [3]	(100)	(90)	(0.29)	(0.26)

FFO (NAREIT) Attributable to Common Stockholders	$1,424	$1,436	$4.09	$4.13

Merger-Related Expenses, Deal Costs and Re-Audit Costs	29	31	0.08	0.09
Other Adjustments [3]	(27)	(31)	(0.08)	(0.09)

Normalized FFO Attributable to Common Stockholders	$1,426	$1,436	$4.10	$4.13
% Year-Over-Year Comparable Growth			4%	5%

Non-Cash Items Included in Normalized FFO	(16)	(18)
Capital Expenditures	(111)	(116)

Normalized FAD Attributable to Common Stockholders	$1,299	$1,302

Merger-Related Expense, Deal Costs and Re-Audit Costs	(29)	(31)
Other Adjustments [3]	0	0

FAD Attributable to Common Stockholders	$1,270	$1,271

Weighted Average Diluted Shares	347,897	347,897
[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

[2]

Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any.

[3]	See table titled “Funds From Operations (FFO) and Funds Available for Distribution (FAD) Including Comparable Earnings” for detailed breakout of “adjustments” for each respective category.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income attributable to common stockholders of the Company’s investments and other capital transactions that were completed during the three months ended September 30, 2016, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments and unrealized foreign currency gains or losses, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands). The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are important supplemental measures in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

Income from continuing operations	$150,446
Discontinued operations	(118)
Loss on real estate dispositions	(144)
Net income	150,184
Net income attributable to noncontrolling interest	732
Net income attributable to common stockholders	149,452
Pro forma adjustments for current period investments, capital transactions and dispositions	14,323
Pro forma net income attributable to common stockholders for the three months ended September 30, 2016	163,775
Add back:
Interest	100,281
Depreciation and amortization	204,317
Stock-based compensation	5,848
Loss on real estate dispositions	145
Loss on extinguishment of debt, net	7
(Income) loss from unconsolidated entities, net of Ventas share of EBITDA from unconsolidated entities	5,509
Net income (loss) attributable to noncontrolling interest, net of consolidated joint venture partners’ share of EBITDA	(3,076)
Income tax benefit	(8,537)
Change in fair value of financial instruments	12
Unrealized foreign currency gains	(359)
Other taxes	597
Merger-related expenses, deal costs and re-audit costs	16,489
Adjusted Pro Forma EBITDA	485,008
Adjusted Pro Forma EBITDA annualized	$1,940,032

As of September 30, 2016:
Debt	$11,252,327
Debt on held for sale assets	65,981
Cash	(89,279)
Restricted cash pertaining to debt	(22,888)
Consolidated joint venture partners’ share of debt	(80,938)
Ventas share of debt from unconsolidated entities	116,118
Net debt	$11,241,321

Net debt to Adjusted Pro Forma EBITDA	5.8	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI and Same-Store Cash NOI

The Company considers NOI and same-store cash NOI to be important supplemental measures to net income because they allow investors, analysts and Company management to assess the Company’s unlevered property-level operating results and to compare the Company’s operating results with the operating results of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs (including amounts in discontinued operations). Cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company defines same-store cash NOI as the NOI for properties owned, consolidated and operational for the full period in both comparison periods excluding the impact of non-cash items such as straight-line rent and the impact of exchange rate movements across the comparison periods. In certain cases, results for same-store cash NOI may be adjusted to reflect non-recurring items and the receipt of cash payments and fees not fully recognized as NOI in the period. Same-store cash NOI excludes assets intended for disposition and, for the SHOP portfolio, those properties that transitioned operators after the start of the prior comparison period.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)
Total Portfolio Same-Store Cash NOI

	For the Three Months Ended		Percentage
	September 30,		Increase
	2016	2015

Total Revenues, Excluding Interest and Other Income	$866,554	$827,532
Less:
Total Property-Level Operating Expenses	(361,117)	(347,845)
Office Building Services Costs	(974)	(6,416)
Net Operating Income	504,463	473,271

Adjustments:
NOI Not Included in Same-Store	(47,519)	(36,759)
Straight-Lining of Rental Income	(5,936)	(8,353)
Non-Cash Rental Income	(4,709)	(3,879)
Non-Segment NOI	(32,426)	(19,453)
Constant Currency Adjustment	—	(845)
	(90,590)	(69,289)

Cash NOI as Reported	$413,873	$403,982	2.4%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)
Triple-Net Portfolio Same-Store Cash NOI
	For the Three Months Ended		Percentage
	September 30,		Increase
	2016	2015

Total Revenues, Excluding Interest and Other Income	$211,670	$202,039
Less:
Total Property-Level Operating Expenses	—	—
Office Building Services Costs	—	—
Net Operating Income	211,670	202,039

Adjustments:
NOI Not Included in Same-Store	(30,893)	(25,387)
Straight-Lining of Rental Income	(2,607)	(4,991)
Non-Cash Rental Income	(5,092)	(4,601)
Constant Currency Adjustment	—	(898)
	(38,592)	(35,877)

Cash NOI as Reported	$173,078	$166,162	4.2%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Senior Housing Operating Portfolio Same-Store Cash NOI
	For the Three Months Ended		Percentage
	September 30,		Increase
	2016	2015

Total Revenues, Excluding Interest and Other Income	$461,974	$454,825
Less:
Total Property-Level Operating Expenses	(312,145)	(304,540)
Office Building Services Costs	—	—
Net Operating Income	149,829	150,285

Adjustments:
NOI Not Included in Same-Store	(3,164)	(6,505)
Constant Currency Adjustment	—	53
	(3,164)	(6,452)

Cash NOI as Reported	$146,665	$143,833	2.0%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Office Portfolio Same-Store Cash NOI
	For the Three Months Ended		Percentage
	September 30,		Increase
	2016	2015

Total Revenues, Excluding Interest and Other Income	$160,484	$151,214
Less:
Total Property-Level Operating Expenses	(48,972)	(43,305)
Office Building Services Costs	(974)	(6,416)
Net Operating Income	110,538	101,493

Adjustments:
NOI Not Included in Same-Store	(13,463)	(4,867)
Straight-Lining of Rental Income	(3,329)	(3,363)
Non-Cash Rental Income	383	722
	(16,409)	(7,508)

Cash NOI as Reported	$94,129	$93,985	0.2%

Click here to subscribe to Mobile Alerts for Ventas, Inc.

CONTACT:
Ventas, Inc.
Ryan K. Shannon
(877) 4-VENTAS